UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 18, 2009

Date of report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32195	33-1073076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of Principal Executive Offices)		(Zip Code)

(804) 281-6000

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

This Current Report on Form 8-K relates to the grant of stock options and stock appreciation rights (collectively, the “Replacement Awards”) by Genworth Financial, Inc. (the “Company”) in exchange for the tender by eligible employees of eligible stock options and stock appreciation rights (the “Eligible Options and SARs”). On July 13, 2009, the Company made an offer to eligible employees to exchange Eligible Options and SARs for a reduced number of Replacement Awards on the terms and conditions set forth in the Offer to Exchange Certain Outstanding Stock Options and Stock Appreciation Rights for Replacement Awards (the “Offering Memorandum”), which is filed as exhibit (a)(1)(A) to the Schedule TO filed by the Company on July 13, 2009.

The exchange offer expired at 5:00 p.m., U.S. Eastern Time, on August 18, 2009. Pursuant to the exchange offer, Eligible Options and SARs representing the right to acquire an aggregate of 8,721,962 shares of the Company’s Class A Common Stock were tendered and accepted by the Company. On August 19, 2009, the Company granted the Replacement Awards, consisting of an aggregate of 2,598,588 new stock options and 308,210 new SARs, in exchange for the Eligible Options and SARs surrendered in the exchange offer. The exercise (or base) price of the Replacement Awards is $7.80, which was the closing price of the Company’s Class A Common Stock on August 19, 2009, as reported on the New York Stock Exchange. The Replacement Awards have the same term (or expiration date) as the Eligible Options and SARs for which they were exchanged, and will vest and become exercisable, subject to continued employment, over a three- or four-year period. Generally, unvested Replacement Awards will be forfeited if an eligible employee’s employment with the Company terminates for any reason other than retirement, business disposition, death, disability or layoff (in which cases a portion or all may become vested in accordance with the 2004 Genworth Financial, Inc. Omnibus Incentive Plan, as amended).

The Replacement Awards were granted in reliance on the exemption from registration under Section 3(a)(9) of the Securities Act of 1933. No commission or other remuneration was paid or given directly or indirectly for soliciting the exchange offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

GENWORTH FINANCIAL, INC.

Date: August 20, 2009	By:	/s/ Leon E. Roday
Leon E. Roday Senior Vice President, General Counsel, and Secretary